EXHIBIT 1

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value of Frontstep Systems, Inc., an Ohio corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

MORGAN STANLEY                                 MORGAN STANLEY DEAN WITTER VENTURE
                                               PARTNERS IV, L.P.

By:  /s/ Dennine Bullard                       By   MSDW Venture Partners IV, L.L.C.
     ----------------------------------             its General Partner
     Name:  Dennine Bullard
     Title: Authorized Signatory               By   MSDW Venture Partners IV, Inc.
                                                    its Member

                                               By:  /s/ Debra Abramovitz
                                                     ----------------------------------
MSDW VENTURE PARTNERS IV, INC.                      Name:  Debra Abramovitz
                                                    Title: Executive Director
By:  /s/ Debra Abramovitz
     ----------------------------------
     Name:  Debra Abramovitz
     Title: Executive Director

MSDW VENTURE PARTNERS IV, L.L.C.           MORGAN STANLEY DEAN WITTER VENTURE
                                           INVESTORS IV, L.P.

By   MSDW Venture Partners IV, Inc.        By   MSDW Venture Partners IV, L.L.C.
     its Member                                 its General Partner

By:  /s/ Debra Abramovitz                  By   MSDW Venture Partners IV, Inc.
     ----------------------------------         its Member
        Name:  Debra Abramovitz
        Title: Executive Director          By:   /s/ Debra Abramovitz
                                                 -----------------------------------
                                                 Name:  Debra Abramovitz
                                                 Title: Executive Director



                                      E-2


MORGAN STANLEY DEAN WITTER VENTURE         MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.
     OFFSHORE INVESTORS IV, L.P.
                                           By:   /s/ James T. Keane
                                                 -----------------------------------
By   MSDW Venture Partners IV, L.L.C.            Name:  James T. Keane
          its General Partner                    Title: Vice President

By   MSDW Venture Partners IV, Inc.
          its Member

By:  /s/ Debra Abramovitz
     -----------------------------------
     Name:  Debra Abramovitz
     Title: Executive Director



ORIGINATORS INVESTMENT PLAN, L.P.          MSDW OIP INVESTORS, INC.

By: MSDW OIP Investors, Inc.,
      its General Partner                  By:   /s/ James T. Keane
                                                 -----------------------------------
                                                 Name:  James T. Keane
                                                 Title: Vice President
By:  /s/ James T. Keane
     -----------------------------------
     Name:  James T. Keane
     Title: Vice President


                                      E-3